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                                                                     Exhibit 8.1





                                 (212) 424-8000


                                                            [            ], 2002


Scottish Annuity & Life Holdings, Ltd.
P.O. Box HM 2939
Crown House, Third Floor
4 Par-La-Ville Road
Hamilton HM12 Bermuda


Ladies and Gentlemen:

                  We are delivering this opinion in connection with the Registration Statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") filed by Scottish Annuity & Life Holdings, Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering by the Company of up to five million shares of the Company's ordinary shares. Except as otherwise provided, capitalized terms used in this letter have the meanings set forth in the Registration Statement.

                  We have reviewed the Registration Statement and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in certain circumstances with retroactive effect. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. In addition, we have relied as to factual matters upon the representations and facts set forth in the Registration Statement. We have made no independent investigation with regard to the representations and facts set forth in the Registration Statement. In rendering our opinion to you we have assumed, with your consent, that (i) the representations and facts referred to above are true, complete and accurate as of the date hereof; (ii) any representations made "to the best knowledge of," or based on the belief of Scottish or similarly qualified are true, correct and complete without such qualification; (iii) with respect to any


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Scottish Annuity & Life Holdings, Ltd.
Page 2
[   ], 2002


representations relating to the absence of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement; (iv) with respect to any representations relating to the presence of any plan, intention, understanding or agreement, there is in fact such a plan, intention, understanding or agreement and any action to be undertaken or refrained from in accordance with such plan, intention, understanding or agreement will in fact be so undertaken or refrained from; and (v) that the offering described in the Registration Statement will be carried out in accordance with its terms.

                  Based upon and subject to the foregoing, we are of the opinion that the statements in the Registration Statement under the caption "Tax Matters," in so far as such statements constitute a summary of the law or legal conclusions referred to therein, are accurate in all material respects.

                  Our opinion is limited to the U.S. federal income tax matters addressed above, and no opinion is rendered or should be inferred with respect to the tax consequences of the offering described in the Registration Statement under state, local or foreign law or any other issue, including any other tax issues or areas of United States federal taxation with respect to the offering described in the Registration Statement.

                  In addition, our opinion is based upon U.S. federal income tax law currently in effect, including the Code and Treasury Regulations promulgated thereunder, administrative pronouncements or interpretive rulings by the Service, judicial decisions and such other legal authorities as we have deemed necessary for purposes of this opinion, as each exists as of the date of this letter. Existing U.S. federal income tax law is subject to change on a prospective or retroactive basis. If any assumption, representation or fact referenced herein or contained in the Registration Statement is not true, correct and complete, or in the event of a change in law, our opinion shall be void and of no force or effect. You should be aware that although this letter represents our opinion concerning the matters specifically discussed, it is not binding on the courts or on any administrative agency, including the Service, and a court or agency may act or hold to the contrary. We undertake no obligation to update this letter or our opinion at any time. Our opinion is provided solely to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this letter.

                  Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,


                                       /s/ LeBoeuf, Lamb, Greene & MacRae L.L.P.